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                             EMPLOYMENT AGREEMENT

    THIS AGREEMENT is made and entered into by and between INPUT/OUTPUT, INC. (the "Company"), having a business address at 11104 West Airport Boulevard, Stafford, Texas 77477-3016, and CHARLES E. SELECMAN ("Executive"), having a mailing address at 26 Island Estates Parkway, Palm Coast, Florida 32137.

    WHEREAS, the Company wishes to employ the Executive and to assure itself of the services of the Executive for the period provided in this Agreement, and the Executive wishes to be employed by the Company for such period on the terms and conditions hereinafter provided.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

    1. EMPLOYMENT. Upon the terms and subject to the conditions contained in this Agreement, the Executive agrees to provide services as provided herein for the Company during the term of this Agreement. The Executive agrees to devote his best efforts to the business of the Company, and shall perform his duties in a diligent and business-like manner, all for the purpose of advancing the business of the Company.

    2. DUTIES. The duties of the Executive shall be those duties which can reasonably be expected to be performed by a person with the title of Chairman of the Board, President and Chief Executive Officer of Input/Output, Inc. The Executive shall report directly to the Board of Directors of the Company. The Executive's duties may, from time to time, be changed or modified at the discretion of Board of Directors of the Company.

    3. EMPLOYMENT TERM. Subject to the terms and conditions hereof, the Company agrees to employ the Executive for a term commencing as of May 16, 1997 (the "Effective Date") and continuing until December 15, 1997, unless renewed in accordance with this SECTION 3. Beginning December 15, 1997, this Agreement shall be automatically renewed for successive six-month terms, unless either the Company or the Executive provides written notice of election not to renew, at least 30 days before the applicable renewal date.

    4.   SALARY AND BENEFITS.

         (a) BASE SALARY. The Company shall, during the term of this Agreement, pay the Executive a monthly base salary of $40,000 beginning on June 1, 1997. Such salary shall be paid in bi-monthly installments less applicable withholding and salary deductions. The Base Salary may be reviewed and adjusted by the Company upon any renewal of this Agreement


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    under SECTION 3.  The Company may not, however, reduce the Executive's Base
    Salary at any time during the term of this Agreement.

         (b) INITIAL FEE. The Company shall pay the Executive an initial fee of $150,000, payable on June 1, 1997. Such amount shall be paid in a lump sum, less applicable withholding and salary deductions.

         (c) BONUS. The Company shall pay the Executive a bonus in accordance with the following schedule. The amount of the bonus shall be paid in a lump sum, less applicable withholding and salary deductions, no later than five days after December 15, 1997, irrespective of whether the Executive is employed by the Company through December 15, 1997.

              AVERAGE STOCK PRICE              BONUS
              -------------------           ----------
         Less than $20                      $  300,000
         At least $20 but less than $25     $  600,000
         At least $25 but less than $30     $1,200,000
         At least $30 but less than $35     $2,400,000
         $35 or greater                     $3,600,000

    For purposes of this SECTION 3(c), the "Average Stock Price" shall be the average of the closing price of a share of common stock of the Company, par value $.01 per share ("Common Stock"), as reported on the New York Stock Exchange Composite Transactions for the ten consecutive trading days immediately preceding December 15, 1997. In the event of any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of shares of Common Stock, the Average Stock Price shall be adjusted proportionally. Notwithstanding any provision contained in this Agreement to the contrary, in the event the Executive's employment terminates prior to December 15, 1997 for any reason other than for Cause, the amount of the bonus payable shall be equal to the amount as determined according to the preceding schedule multiplied by a fraction calculated as follows: the numerator shall equal the total number of days between May 16, 1997 and December 15, 1997 during which the Executive is employed by the Company, and the denominator shall equal the total number of days between May 16, 1997 and December 15, 1997. In the event the Executive's employment is terminated for Cause, no bonus will be payable.

         (d) SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. The amount and payment of any benefit the Executive is receiving or is entitled to receive under any supplemental executive retirement plan established by the Company shall

                                     -2-
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    be unchanged and unaffected by this Agreement and any amounts paid to the
    Executive hereunder.

         (e) STOCK OPTIONS. The Executive shall be granted a nonqualified stock option effective as of June 4, 1997, to purchase 200,000 shares of Common Stock under the Input/Output, Inc. Amended and Restated 1990 Stock Option Plan, at an exercise price of $17.50 per share. Such option shall become 100% vested on the earlier to occur of (i) the Executive's termination of employment for any reason or (ii) June 4, 1998. The option shall be exercisable from the date of such termination of employment through that date which is one year thereafter.

         (f) LIVING EXPENSES. The living expenses of the Executive and his spouse in Houston, Texas shall be paid by the Company, as well as travel expenses by the Executive and his spouse to and from his permanent residence outside of Texas.

         (g) REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Executive for all reasonable out-of-pocket expenses incurred by the Executive in the course of his duties, in accordance with normal policies.

         (h) EMPLOYEE BENEFITS. As of June 1, 1997, the Executive shall be entitled to participate in all employee benefit programs generally available to employees of the Company and to receive all normal perquisites provided to senior executive officers of the Company, without respect to any waiting or eligibility period otherwise required for participation in such programs or entitlement to such perquisites.

         (i) BENEFITS NOT IN LIEU OF COMPENSATION. No benefit or perquisite provided to the Executive shall be deemed to be in lieu of base salary, bonus, or other compensation.

    5. TERMINATION OF EMPLOYMENT. The Board of Directors of the Company may terminate the employment of the Executive at any time as it deems appropriate.

         (a) DEATH; DISABILITY; TERMINATION WITHOUT CAUSE; RESIGNATION FOR GOOD REASON. If, during the term of this Agreement, the Executive's employment terminates due to death or disability or without Cause (as defined in SECTION 5(b)), or the Executive voluntarily terminates his employment, the Company shall pay to the Executive (or, in the event of the Executive's death, his designee under SECTION 10(b) hereunder) the amount of Base Salary accrued but unpaid to the Executive through the date of such termination of employment. In addition, the Executive (or his designee) shall be entitled to receive a severance benefit equal to the product of $360,000 multiplied by a

                                     -3-
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    fraction, where the numerator is the total number of days between May 16,
    1997 and December 15, 1997 during which the Executive is not employed by the Company, and the denominator is the total number of days between May 16, 1997 and December 15, 1997. The amount of any such Base Salary payable and severance benefit shall be paid in a lump sum, less applicable withholding and salary deductions, as soon as practicable following such termination. The Executive (or his designee) shall also be entitled to receive a bonus, in such amount and payable at such time as described in
    SECTION 3(c) above. Finally, the Executive and his spouse as of the date of his termination of employment shall be entitled to receive medical benefits for the lifetimes of both, with the total premium cost of such benefits to be borne by the Company. The Company may terminate the Executive's employment for disability if the Executive is incapacitated and absent from his duties hereunder on a full-time basis for four consecutive months or for at least 120 days during any six-month period.

         (b) TERMINATION FOR CAUSE. If the Company shall discharge the Executive for Cause, the Executive shall be entitled to receive only the amount of Base Salary accrued by but unpaid to the Executive through the date of such termination of employment, and the Company shall have no further obligation to make any payment under this Agreement, except as may otherwise be provided under the terms of any employee benefit programs in which the Executive is participating.

          For the purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon (A) the willful and continued failure by the Executive to perform his duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that he has not substantially performed his duties, or (B) the willful engaging by the Executive in gross misconduct materially and demonstrably injurious to the Company. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was not in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds (2/3) of the entire authorized membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice and an opportunity for the Executive, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board he was guilty of

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    conduct set forth above in clauses (A) or (B) of the first sentence of this paragraph and specifying the particulars thereof in detail.


         (c)  MITIGATION OF AMOUNTS PAYABLE HEREUNDER.   The Executive shall
    not be required to mitigate the amount of any payment provided for in this
    SECTION 5 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this SECTION 5 be reduced by any compensation earned by the Executive as the result of employment by another employer after the date of termination, or otherwise.

    6. CONFIDENTIAL INFORMATION. The Company shall provide to the Executive initial and ongoing information of members of the Company Group (as defined below), which information is confidential and constitutes valuable, special and unique property of such members of the Company Group. In return, the Executive agrees that he shall not at any time, either during or subsequent to the term of this Agreement, disclose to others, use, copy or permit to be copied, except in pursuance of his duties for and on behalf of the Company, its successors, assigns or nominees, any Confidential Information of any member of the Company Group (regardless of whether developed by the Executive) without the prior written consent of the Company.

    As used herein, "Company Group" means the Company, and any entity that directly or indirectly controls, is controlled by, or is under common control with, the Company, and for purposes of this definition "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

    The term "Confidential Information" with respect to any person means any secret or confidential information or know-how and shall include, but shall not be limited to, the plans, customers, costs, prices, uses, and applications of products and services, results of investigations, studies or experiments owned or used by such person, and all apparatus, products, processes, compositions, samples, formulas, computer programs, computer hardware designs, computer firmware designs, and servicing, marketing or manufacturing methods and techniques at any time used, developed, investigated, made or sold by such person, before or during the term of this Agreement, that are not readily available to the public or that are maintained as confidential by such person. The Executive shall maintain in confidence any Confidential Information of third parties received as a result of his employment with the Company in accordance with the Company's obligations to such third parties and the policies established by the Company.

                                     -5-
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    7.   INTELLECTUAL PROPERTY.  The Executive shall hold in trust for the benefit of the Company, and shall disclose promptly and fully to the Company in writing, and hereby assigns, and binds his heirs, executors, and administrators to assign, to the Company any and all inventions, discoveries, ideas, concepts, improvements, copyrightable works, and other developments (the "Developments") conceived, made, discovered or developed by him, solely or jointly with others, during the term of his employment by the Company, whether during or outside of usual working hours and whether on the Company's premises or not, that relate in any manner to the past, present or anticipated business of any member of the Company Group. All works of authorship created by the Executive, solely or jointly with others, shall be considered works made for hire under the Copyright Act of 1976, as amended, and shall be owned entirely by the Company. Any and all such Developments shall be the sole and exclusive property of the Company, whether patentable, copyrightable, or neither, and the Executive shall assist and fully cooperate in every way, at the Company's expense, in securing, maintaining, and enforcing, for the benefit of the Company or its designee, patents, copyrights or other types of proprietary or intellectual property protection for such Developments in any and all countries. Within one year following the end of the term of this Agreement and without limiting the generality of the foregoing, any Development of the Executive relating to any subject matter on which the Executive worked or was informed during his employment by the Company shall be conclusively presumed to have been conceived and made prior to the termination of his employment (unless the Executive clearly proves that such Development was conceived and made following the termination of his employment), and shall accordingly belong and be assigned to the Company and shall be subject to this Agreement. At the request of the Company (but without additional compensation from the Company during his employment by the Company) the Executive shall execute any and all papers and perform all lawful acts that the Company may deem necessary or appropriate to further evidence or carry out the transactions contemplated hereunder, including, without limitation, such acts as may be necessary for the preparation, filing, prosecution, and maintenance of applications for United States letters patent and foreign letters patent, or for United States and foreign copyright, on the Developments.

    8. NO TAMPERING. Throughout the term of the Agreement and through the second anniversary of the expiration thereof, the Executive shall not (a) request, induce or attempt to influence any distributor or supplier of goods or services to any member of the Company Group to curtail or cancel any business they may transact with any member of the Company Group; (b) request, induce or attempt to influence any customers of any member of the Company Group that have done business with or potential customers which have been in contact with any member of the Company Group to curtail or cancel any business they may transact with any member of the Company Group; or (c) request, induce or attempt to influence any employee of any member of the Company Group to terminate his or her employment with such member of the Company Group.

                                     -6-
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    9.   REMEDIES.  The Executive acknowledges that a remedy at law for any breach or attempted breach of the Executive's obligations under SECTIONS 6 THROUGH 8 may be inadequate, agrees that the Company may be entitled to specific performance and injunctive and other equitable remedies in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. The Company shall have the right to offset against amounts to be paid to the Executive pursuant to the terms hereof any amounts from time to time owing by the Executive to the Company. The termination of the Agreement pursuant to SECTION 3, 5(a) OR 5(b) shall not be deemed to be a waiver by the Company of any breach by the Executive of this Agreement or any other obligation owed the Company.

    10.  MISCELLANEOUS PROVISIONS.

         (a) SUCCESSORS OF THE COMPANY. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled hereunder if the Company terminated the Executive's employment without Cause, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this SECTION 10 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         (b) EXECUTIVE'S HEIRS, ETC. The Executive may not assign his rights or delegate his duties or obligations hereunder without the written consent of the Company. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder as if he had continued to live, all such amounts, unless other provided herein, shall be paid in accordance with the terms of this Agreement to his designee or, if there be no such designee, to his estate.

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         (c)  NOTICE.  For the purposes of this Agreement, notices and all other communications provide for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Executive Vice President of the Company with a copy to the Secretary of the Company, or to such other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         (d) AMENDMENT; WAIVER. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer as may be designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

         (e) INVALID PROVISIONS. Should any portion of this Agreement be adjudged or held to be invalid, unenforceable or void, such holding shall not have the effect of invalidating or voiding the remainder of this Agreement and the parties hereby agree that the portion so held invalid, unenforceable or void shall, if possible, be deemed amended or reduced in scope, or otherwise be stricken from this Agreement to the extent required for the purposes of validity and enforcement thereof.

         (e) SURVIVAL OF THE EXECUTIVE'S OBLIGATIONS. The Executive's obligations under this Agreement shall survive regardless of whether the Executive's employment by the Company is terminated, voluntarily or involuntarily, by the Company or the Executive, with or without Cause.

         (f) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         (g) GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Texas.

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         (h)  CAPTIONS.  The use of captions and Section headings herein is for purposes of convenience only and shall not effect the interpretation or substance of any provisions contained herein.

    IN WITNESS WHEREOF, the parties hereto have signed this Agreement on the 24 day of June, 1997, but effective as of May 16, 1997.



                                            INPUT/OUTPUT, INC.


                                            By:   /s/  ROBERT P. BRINDLEY
                                               -------------------------------
                                            Name:  Robert P. Brindley
                                            Title: Executive Vice President





                                                 /s/ CHARLES E. SELECMAN
                                            ----------------------------------
                                            Charles E. Selecman
















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